EXHIBIT 32

                     Certification (Chief Executive Officer)

In connection with the Form 10-Q filing of ABIC Realty Fund I, L.P. (the "Partnership") as of and for the period ending September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I Michael R. Marshall, Chief Executive Officer of the General Partner, certify that to the best of my knowledge:

            1. The Report complies with the requirements of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and operations of the Partnership as of and for the period covered by the Report.

This Certification is provided as of December 22, 2003.


                                           /s/ Michael R. Marshall
                                           -------------------------------------
                                           Michael R. Marshall
                                           President and Chief Executive Officer
                                           of ABIC Realty Corporation, General
                                           Partner